Exhibit 32.1

Written Statement

Pursuant To

18 U.S.C. Section 1350

In connection with the Quarterly Report of Nexeo Solutions Holdings, LLC. (the “Company”) on Form 10-Q for the period ended June 30, 2012, as filed with the Securities and Exchange Commission on August 13, 2012 (the “Report”), the undersigned, David A. Bradley Chief Executive Officer, Nexeo Solutions Holdings, LLC, managing member, and Ross J. Crane, Chief Financial Officer, Nexeo Solutions Holdings, LLC, managing member, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

(a)	the Quarterly Report on Form 10-Q for the period ended June 30, 2012 of the Company (the “Periodic Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2012	By:	/s/ David A. Bradley
Name: David A. Bradley
Title: Chief Executive Officer

Date: August 13, 2012	By:	/s/ Ross J. Crane
Name: Ross J. Crane
Title: Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Nexeo Solutions Holdings, LLC. and will be retained by Nexeo Solutions Holdings, LLC and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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